UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019 (May 6, 2019)

MOVEIX INC.
(Exact name of registrant as specified in its charter)

Nevada	333-214075	35-2567439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 SW 7th Street, Suite 1800 Miami, Florida 33130
(Address of principal executive offices)

(844) 737-4371
(Registrant’s telephone number, including area code)

3773 Howard Hughes Pkwy. Suite 500S Las Vegas, Nevada 89169-6014
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Securities registered pursuant to Section 12(b) of the Exchange Act:  N/A

Item 5.01.

Changes in Control of Registrant

On May 6, 2019, Moveix Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company, seriesOne Inc., a Delaware corporation (the “Purchaser”), and Alexandru Curiliuc, the Company’s then sole officer and director (the “Seller”), pursuant to which the Seller sold to the Purchaser 4,000,000 shares of common stock of the Company (the “Shares”), which Shares represent 64.3% of the issued and outstanding shares of common stock of the Company (the “Transaction”). The Purchaser paid the Seller Three Hundred Eighty-Five Thousand Dollars ($385,000) as consideration for the Shares. The Transaction closed on May 6, 2019. Following the consummation of the Transaction, the Purchaser holds 64.3% of the voting securities of the Company, based on 6,220,000 shares of common stock issued and outstanding as of the date hereof, resulting in a change in control of the Company. The source of the funds used by the Purchaser to purchase the Shares was the Purchaser’s working capital.

Reference is made to the Company’s annual report on Form 10-K for the fiscal year ended May 31, 2018, filed with the Securities and Exchange Commission on October 25, 2018, for the information with respect to the Company and its securities that would be required if the Company was filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Transaction, on May 6, 2019, Alexandru Curiliuc resigned as the Company’s President, Secretary and Treasurer and as the Company’s sole director, effective upon the completion of the Transaction. Mr. Curiliuc’s resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

In connection with the Transaction, on May 6, 2019, the board of directors of the Company appointed Michael Mildenberger as the Company’s President, Secretary and Treasurer and as a director of the Company, effective immediately, and accepted Mr. Curiliuc’s resignation.

There are no arrangements or understandings between Mr. Mildenberger and any other persons pursuant to which he was selected as an officer of the Company. There have been no transactions regarding Mr. Mildenberger that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Michael Mildenberger

President, Secretary, Treasurer and Director

Mr. Mildenberger, age 52, has served as the President, Secretary and Treasurer of the Company and as its sole director since May 6, 2019. Mr. Mildenberger has also served as the sole director and Chief Executive Officer of seriesOne Inc., a financial technology company, since founding it in July 2017. Since May 2013, Mr. Mildenberger has also served as the Chief Executive Officer and a member of the board of directors of seriesOne Holdings, Inc., a financial technology company he co-founded. From June 2004 until May 2013, Mr. Mildenberger was the Managing Partner of CFP America, LLC, a mergers and acquisition consulting firm based in Miami, Florida. Mr. Mildenberger received a degree in Political Economics with specialization in Latin America from the Eberhard Karls University in Germany.

Our board of directors concluded, based upon his experience in financial technology as the co-founder of both seriesOne Inc. and seriesOne Holdings, Inc., that Mr. Mildenberger should serve as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moveix Inc.

	By:	/s/ Michael Mildenberger
	Name:	Michael Mildenberger
	Title:	President

Date: May 9, 2019